CONTRACT DATA


ANNUITANT(S)        JOHN DOE                       XX XXX XXX    CONTRACT NUMBER
                    MARY DOE
ANNUITY DATE        JULY 25, 2016               JULY 25, 1986    CONTRACT DATE


      AGENCY        R-NK 1



                 FIRST ANNUITANT:
                      NAME                   JOHN DOE
                      SEX AND ISSUE AGE      M-35
                      DATE OF BIRTH          6/10/51

                 CO-ANNUITANT:
                          NAME               MARY DOE
                          SEX AND ISSUE AGE  F-32
                          DATE OF BIRTH      10/1/54

                 BENEFICIARY:       CLASS 1-ROBERT DOE
                                            SON OF ANNUITANTS
                                    CLASS 2-BARBARA SMITH
                                            SISTER OF CO-ANNUITANT


                     ALLOCATION OF INITIAL PURCHASE PAYMENT

                     BOND                               20%
                     MONEY MARKET                       20%
                     COMMON STOCK                       20%
                     AGGRESSIVELY MANAGED FLEXIBLE      10%
                     CONSERVATIVELY MANAGED FLEXIBLE    10%
                     FIXED ACCOUNT                      20%


YOUR PURCHASE PAYMENTS MAY BE SUBJECT TO A SALES CHARGE OF UP TO 8% UPON WITHDRAWAL OR UPON SURRENDER OF THIS CONTRACT FOR ITS CASH VALUE, AS DESCRIBED ON PAGES 11 AND 12.

THE MAINTENANCE CHARGE IS UP TO $30.00 ANNUALLY. WE EXPLAIN THIS ON PAGE 12.

SERVICE OFFICE - PLEASE DIRECT ANY COMMUNICATION ABOUT THIS CONTRACT TO: THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, P.O. BOX 2925, PHOENIX, ARIZONA 85062.

                               ***** NOTICE *****

THIS  IS A LEGAL  CONTRACT  BETWEEN  YOU  AND  PRUDENTIAL.  READ  YOUR  CONTRACT
CAREFULLY.

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